UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2011

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction

of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K is intended to assist investors in making comparisons of the Company’s historical financial information with future financial information.

The information in this Form 8-K that is furnished under “Item 2.02. Results of Operations and Financial Condition” and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 2.02	Results of Operations and Financial Condition

Discontinued Operations

On January 4, 2011, the distribution by Motorola, Inc. of all the common stock of Motorola Mobility Holdings, Inc. (“Motorola Mobility”) was completed (the “Separation”). Immediately following the Separation, Motorola, Inc. changed its name to Motorola Solutions, Inc. (“Motorola Solutions” or the “Company”). Beginning in the first quarter of 2011, the historical financial results of Motorola Mobility will be reflected in the Company’s consolidated financial statements as discontinued operations.

The accompanying unaudited pro forma consolidated statements of cash flows of Motorola Solutions for the years ended December 31, 2010, 2009 and 2008 are presented based on information available, are intended for informational purposes only, are not necessarily indicative of and do not purport to represent Motorola Solutions’ future financial condition or operating results after giving effect to the Separation and do not reflect actions that may be undertaken by management after the Separation. The accompanying unaudited pro forma consolidated statements of cash flows are included as Exhibit 99.1. On January 27, 2011 and January 10, 2011, the Company filed Form 8-Ks, which included the presentation of the historical results of operations of the Company on a pro forma basis to exclude the results of Motorola Mobility.

Segmentation

Following the Separation, the Enterprise Mobility Solutions segment was the only continuing business of Motorola Solutions. As of the first quarter of 2011, Motorola Solutions will now report financial results for the following two product segments:

•

Government: Our government segment includes sales from analog and digital two-way radios, and equipment for private networks. Typically, service revenues included in the government segment are those associated with the design, installation and maintenance of equipment for private networks.

•

Enterprise: Our enterprise segment includes sales of enterprise mobile computing devices, scanning devices, wireless broadband systems and RFID data capture solutions. Typically, service revenues included in the enterprise segment are maintenance contracts associated with the above products. Additionally, this segment includes the sales of product and services associated with the iDEN infrastructure business.

Based on the above factors, previously reported selected pro forma financial information of the Company for fiscal years 2010, 2009 and 2008 has been revised to reflect the realignment of its remaining business segment into two product segments. The revised segment information is included as Exhibit 99.2.

Motorola Solutions’ independent registered public accounting firm has not examined, reviewed, compiled or applied agreed upon procedures to the unaudited pro forma consolidated historical financial information presented herein and, accordingly, assumes no responsibility for it.

The unaudited pro forma consolidated financial information set forth below should be read in conjunction with the notes to the unaudited pro forma consolidated financial information in the Company’s Form 8-K filed on January 10, 2011, and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and the Company’s consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following are furnished as Exhibits to this Report:

Exhibit 99.1	Unaudited Pro Forma Consolidated Statements of Cash Flows tables for the four quarters of 2010 and the full fiscal years of 2010, 2009 and 2008.

Exhibit 99.2	Revised Segment Information tables for the four quarters of 2010 and 2009, and for the full fiscal years of 2010, 2009 and 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.

Date: April 14, 2011	By:	/s/ JOHN K. WOZNIAK
John K. Wozniak
Corporate Vice President
and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Unaudited Pro Forma Consolidated Statements of Cash Flows tables for the four quarters of 2010 and the full fiscal years of 2010, 2009 and 2008.

99.2	Revised Segment Information tables for the four quarters of 2010 and 2009, and for the full fiscal years of 2010, 2009 and 2008.